EXHIBIT 3.37

CORPORATE ACCESS NUMBER: 2016492684

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

PRECISION DIRECTIONAL SERVICES LTD.

IS THE RESULT OF AN AMALGAMATION FILED ON 2012/01/01.

Articles of Amalgamation

For

PRECISION DIRECTIONAL SERVICES LTD.

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	9
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Registration Authorized By: KIERAN RYAN

            SOLICITOR

Amalgamate Alberta Corporation—Registration Statement

Alberta Registration Date: 2012/01/01

Corporate Access Number: 2016492684

Service Request Number:	17334984
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	PRECISION DIRECTIONAL SERVICES LTD.
French Equivalent Name:
Nuans Number:	104597538
Nuans Date:	2011/12/21
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	#800, 525 - 8 AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 1G1

RECORDS ADDRESS
Street:	#800, 525 - 8 AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 1G1

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	9
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Professional Endorsement Provided: Future Dating Required: Registration Date:	2012/01/01

Director

Last Name:	ALEXANDER
First Name:	JOANNE
Middle Name:	L.
Street/Box Number:	#800, 525 — 8 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 1G1
Country:
Resident Canadian:	Y
Named On Stat Dec:

Last Name:	STICKLAND
First Name:	WANE
Middle Name:	J.
Street/Box Number:	#800, 525 — 8 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 1G1
Country:
Resident Canadian:	Y
Named On Stat Dec:	Y

Last Name:	STRONG
First Name:	DOUGLAS
Middle Name:	J.
Street/Box Number:	#800, 525 — 8 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 1G1
Country:
Resident Canadian:	Y
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name

2012338527	AXIS ENERGY SERVICES LTD.
2012338675	AXIS ENERGY SERVICES HOLDINGS INC.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded

Restrictions on Share Transfers	ELECTRONIC	2012/01/01
Other Rules or Provisions	ELECTRONIC	2012/01/01
Share Structure	ELECTRONIC	2012/01/01
Statutory Declaration	10000705101383632	2012/01/01

Registration Authorized By:	KIERAN RYAN
SOLICITOR

SCHEDULE OF SHARE CAPITAL

There shall be five classes of shares, one consisting of an unlimited number of Class A Common Shares, without nominal or par value, (“Class A Shares”), one consisting of an unlimited number of Class B Common Shares, without nominal or par value, (“Class B Shares”), one consisting of an unlimited number of Class C Common Shares, without nominal or par value, (“Class C Shares”), one consisting of an unlimited number of Class D Common Shares, without nominal or par value, (“Class D Shares”) and one consisting of an unlimited number of Class E Preferred Shares, without nominal or par value, (“Class E Preferred Shares”). The shares in the capital stock of the Corporation shall have attached thereto the rights, restrictions, conditions, limitations and prohibitions hereinafter set forth:

The Corporation is authorized to issue an unlimited number of Class A Shares, an unlimited number of Class B Shares, an unlimited number of Class C Shares, an unlimited number of Class D Shares, and an unlimited number of Class E Preferred Shares.

I.	CLASS A SHARES and CLASS B SHARES

The rights, privileges, restrictions and conditions attaching to the Class A Shares and the Class B Shares shall be as follows:

1.	Voting

1.1 Holders of Class A Shares and Class B Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation. The holders of Class A Shares and Class B Shares shall be entitled to one vote for each share held at meetings of shareholders of the Corporation.

2.	Dividends

2.1 Subject to the preferences accorded to holders of Class E Preferred Shares and any other shares of the Corporation ranking senior to the Class A Shares from time to time with respect to the payment of dividends, holders of Class A Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

2.2 Subject to the preferences accorded to holders of Class E Preferred Shares and any other shares of the Corporation ranking senior to the Class B Shares from time to time with respect to the payment of dividends, holders of Class B Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

2.3 Holders of Class A Shares shall be entitled to receive dividends on the Class A Shares exclusive of any other shares of the Corporation and holders of Class B Shares shall be entitled to receive dividends on the Class B Shares exclusive of any other shares of the Corporation.

3.	Liquidation, Dissolution or Winding-Up

3.1 In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a “Distribution”), holders of Class A Shares and Class B Shares shall be entitled, subject to the preferences accorded to holders of Class E Preferred Shares and any other shares of the Corporation ranking senior to the Class A Shares or Class B Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Corporation.

II.	CLASS C SHARES and CLASS D SHARES

The rights, privileges, restrictions and conditions attaching to the Class C Shares and the Class D Shares shall be as follows:

1.	Voting

1.1 Subject to the Business Corporations Act (Alberta) (the “Act”), holders of Class C Shares and Class D Shares shall not be entitled to receive notice of, attend or vote at any meetings of shareholders of the Corporation.

2.	Dividends

2.1 Subject to the preferences accorded to holders of Class E Preferred Shares and any other shares of the Corporation ranking senior to the Class C Shares from time to time with respect to the payment of dividends, holders of Class C Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

2.2 Subject to the preferences accorded to holders of Class E Preferred Shares and any other shares of the Corporation ranking senior to the Class D Shares from time to time with respect to the payment of dividends, holders of Class D Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

2.3 Holders of Class C Shares shall be entitled to receive dividends on the Class C Shares exclusive of any other shares of the Corporation and holders of Class D Shares shall be entitled to receive dividends on the Class D Shares exclusive of any other shares of the Corporation.

3.	Liquidation, Dissolution or Winding-Up

3.1 In the event of a Distribution, holders of Class C Shares and Class D Shares shall be entitled, subject to the preferences accorded to holders of Class E Preferred Shares, Class A Shares, Class B Shares and any other shares of the Corporation ranking senior to the Class C Shares or Class D Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Corporation.

III.	CLASS E PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Class E Preferred Shares are as follows:

1.	Only One Issuance

1.1 The Corporation is authorized to make only one issuance of Class E Preferred Shares.

2.	Definition of Redemption Amount

2.1 “Redemption Amount” for a Class E Preferred Share shall be equal to the fair market value of the consideration received by the Corporation in respect of the first issuance of the Class E Preferred Shares (with the fair market value being fixed by the Board of Directors as at the time of such first issuance of Class E Preferred Shares) divided by the number of Class E Preferred Shares issued at that time, plus any declared but unpaid non-cumulative dividends payable thereon as of the date of redemption, provided that if at a particular time the fair market value of such consideration shall be determined:

(a) by tribunal or court of competent jurisdiction;

(b) by agreement with Canada Revenue Agency; or

(c) by a valuator acceptable to the Corporation and the holder of Class E Preferred Shares issued for such consideration;

to be different from the fair market value fixed by the Board of Directors, the fair market value of such consideration shall be adjusted by being increased or decreased so as to equal the fair market value so determined. The fair market value so adjusted shall be effective as of the time the Class E Preferred Shares were issued and the Redemption Amount per Class E Preferred Share shall be appropriately adjusted.

3.	Voting Rights

3.1 Subject to the Act, holders of Class E Preferred Shares shall not be entitled to receive notice of, attend or vote at any meetings of the shareholders of the Corporation.

4.	Dividends

4.1 Holders of Class E Preferred Shares shall be entitled to receive in respect of each calendar year if, as and when declared by the Board of Directors, a non-cumulative preferential dividend in the amount (if any) declared by the Board of Directors.

4.2 No dividends shall be declared or paid in any year on the Class A Shares, Class B Shares, Class C Shares, Class D Shares or any other shares of the Corporation ranking junior to the Class E Preferred Shares from time to time with respect to the payment of dividends, unless all dividends which shall have been declared and which remain unpaid on the Class E Preferred Shares then issued and outstanding shall have been paid or provided for at the date of such declaration or payment.

4.3 If within four months after the expiration of any calendar year the Board of Directors shall not have declared a dividend on the Class E Preferred Shares in respect of such calendar year, the rights of holders of Class E Preferred Shares to a dividend for such calendar year shall be forever extinguished. If a dividend is declared during such four month period, the rights of holders of Class E Preferred Shares to any further dividend for such calendar year shall be forever extinguished.

4.4 The rights of holders of Class E Preferred Shares to dividends in any year shall be limited to the non-cumulative, preferential dividend specified in this clause 4.

5.	Liquidation

5.1 In the event of a Distribution, holders of Class E Preferred Shares shall be entitled to payment of an amount equal to the Redemption Amount in priority to the Class A Shares, the Class B Shares, the Class C Shares, Class D Shares and any other shares ranking junior to the Class E Preferred Shares from time to time with respect to payment on a Distribution and all such amounts shall be paid to the holders of the Class E Preferred Shares before any amounts are paid to the holders of Class A Shares, Class B Shares, Class C Shares, Class D Shares and any other shares ranking junior to the Class E Preferred Shares from time to time with respect to payment on a Distribution. The Class E Preferred Shares shall not confer a right to any further participation in the property of the Corporation on a Distribution.

6.	Redemption by the Corporation

6.1 Subject to the Act, the Corporation may, upon giving notice or upon the waiver of such notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class E Preferred Shares on payment or deposit (in accordance with clause 6.4) of the Redemption Amount for each Class E Preferred Share to be redeemed. If part only of the Class E Preferred Shares are to be redeemed, the Board of Directors may select the Class E Preferred Shares to be redeemed (i) by lot; (ii) on a pro rata basis; or (iii) in such other manner as the Board of Directors may in their discretion select. If part only of the Class E Preferred Shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

6.2 In the case of a redemption of Class E Preferred Shares, the Corporation shall give notice in writing of the intention of the Corporation to redeem such shares (unless notice is waived in any manner by the holder of the Class E Preferred Shares called for redemption) at least 21 days before the date specified for redemption (the date specified for redemption to be referred to herein as the “Redemption Date”) to each person who at the date of mailing is a holder of Class E Preferred Shares to be redeemed, provided that accidental failure to give such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount per Class E Preferred Share, the Redemption Date, the name of the chartered bank or trust company at which the Redemption Amount may be deposited (if the Redemption Amount may be deposited pursuant to clause III. 6.4) and, if part only of the Class E Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be redeemed.

6.3 Subject to the Act, the Corporation shall pay to the holder of the Class E Preferred Shares to be redeemed the Redemption Amount of each such share on or after the Redemption Date, provided that such holder has presented and surrendered to the Corporation the certificates representing the Class E Preferred Shares so called for redemption. Payment for Class E Preferred Shares to be redeemed by the Corporation shall be made by cheque payable at par in Canadian funds at any branch of the Corporation’s bankers. Such cheques shall be sent in accordance with the Act to holders of such Class E Preferred Shares and redemption shall be deemed to have taken place upon such sending.

6.4 The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class E Preferred Shares to deposit the Redemption Amount for each Class E Preferred Share so called for redemption, or of such of those shares represented by certificates which have not at the date of such deposit been presented and surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or in any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Class E Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing same. The Class E Preferred Shares in respect whereof this deposit has been made shall be deemed to be redeemed on the later of the date of such deposit and the Redemption Date. On such applicable date the Corporation shall adjust its securities register to show that such Class E Preferred Shares have been redeemed and the rights of the holders thereof shall be limited to receiving, without interest, the Redemption Amount per Class E Preferred Share so deposited. Any interest allowed on such deposit shall belong to the Corporation. After the Redemption Amount for such Class E Preferred Shares has been deposited with any chartered bank or trust company in Canada, as aforesaid, notice shall be given to the holders of any Class E Preferred Shares called for redemption who have failed to present and surrender the certificates representing such shares within two months of the Redemption Date that the money has been so deposited and may be obtained by the holders of these Class E Preferred Shares upon presentation and surrender of the certificates representing such shares called for redemption at such bank or trust company.

6.5 From and after the Redemption Date, the holders of any such Class E Preferred Shares to be redeemed shall not be entitled to exercise any of the rights of the holders of Class E Preferred Shares in respect thereof unless payment or deposit of the Redemption Amount per Class E Preferred Share shall not be made in accordance with the foregoing provisions, in which event the rights of the holders of such Class E Preferred Shares shall remain unaffected.

7.	Redemption at the Option of the Holders of Class E Preferred Shares

7.1 Subject to the provisions of the Act, a holder of Class E Preferred Shares shall be entitled to require the Corporation to redeem at any time or from time to time all or any part of the Class E Preferred Shares held by such holder by depositing with the Corporation:

(a) an irrevocable request in writing specifying:

(i) that such holder desires to have the whole or any part of the Class E Preferred Shares held by such holder redeemed by the Corporation; and

(ii) the business day, which shall not be less than thirty days after the day on which the request in writing is deposited with the Corporation, on which the holder desires to have the Corporation redeem such shares (the “Retraction Date”) and

(b) the share certificate(s) representing the Class E Preferred Shares which the holder desires to have the Corporation redeem.

If only part of the Class E Preferred Shares represented by any certificate is to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

7.2 On the Retraction Date the Corporation, if permitted by the Act, shall redeem the number of Class E Preferred Shares to be redeemed by paying the holder of such Class E Preferred Shares an amount per share equal to the Redemption Amount, provided that all requirements set out under this clause 7 have been complied with. Payment for Class E Preferred Shares to be redeemed by the Corporation shall be made by cheque payable at par in Canadian funds at any branch of the Corporation’s bankers. Such cheque shall be sent in accordance with the Act to the holder of such Class E Preferred Shares and redemption shall be deemed to have taken place upon such sending. If on the Retraction Date the Corporation would be prevented by the Act from redeeming all of the Class E Preferred Shares requested by the holder thereof to be redeemed, the Corporation shall redeem, disregarding fractions, that number of Class E Preferred Shares that it is permitted by the Act to redeem and the Corporation shall redeem the balance of the outstanding Class E Preferred Shares requested by such holder to be redeemed at the earliest time or times as the redemption is permitted by the Act.

7.3 From and after the Retraction Date, the holders of any such Class E Preferred Shares to be redeemed shall not be entitled to exercise any of the rights of the holders of Class E Preferred Shares in respect thereof unless payment of the Redemption Amount per Class E Preferred Share shall not be made in accordance with the foregoing provisions, in which event the rights of the holders of such Class E Preferred Shares shall remain unaffected.

8.	Restricted Payments to the Holders of Shares of Other Classes

8.1 The Corporation shall not make any Restricted Payment (as defined in clause 8.2) to a holder of Class A Shares, Class B Shares, Class C Shares, Class D Shares or shares of the Corporation of any class other than Class E Preferred Shares if the Corporation is, or would after making the Restricted Payment be, unable to pay to the holders of Class E Preferred Shares the Redemption Amount for each Class E Preferred Share held.

8.2	For the purpose of clause 8.1, the Corporation makes a Restricted Payment when it:

(a) declares or pays a dividend other than a stock dividend consisting of shares of a class other than Class E Preferred Shares,

(b) makes any payment to purchase, redeem or otherwise acquire Class A Shares, Class B Shares, Class C Shares, Class D Shares or shares of the Corporation of any class other than Class E Preferred Shares, or

(c) gives financial assistance by means of a loan, guarantee or otherwise.

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

1. The transfer of shares of the Corporation is restricted. No shares of the capital of the Corporation may be transferred without the approval of a majority of the Directors, or alternatively, Shareholders of the Corporation.

2. The number of issued and outstanding securities of the Corporation are, counting any two (2) or more joint registered owners of a security as one beneficial holder, beneficially owned, directly or indirectly, by not more than fifty (50) persons or companies exclusive of:

a. persons that are or were employed by the Corporation or an affiliate of the Corporation; or

b. persons that beneficially owned, directly or indirectly, securities of the Corporation while employed by the Corporation or an affiliate of the Corporation and, at all times since ceasing to be so employed, have continued to beneficially own at least one security of the Corporation.

3. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

4. The words used in this Schedule of Private Company Restrictions, shall have the meaning ascribed to them in the Securities Act (Alberta).

SCHEDULE OF OTHER PROVISIONS

1. The Corporation has a lien on shares registered in the name of a shareholder or the legal representative of a shareholder for any debt of that shareholder to the Corporation.

2. The board of directors of the Corporation may, between annual meetings appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

3. Meetings of the shareholders of the Corporation may be held at any place within Canada or the United States of America as the board of directors of the Corporation may determine.